UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2012

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 10, 2012, BSD Medical Corporation (the “Company”) issued a press release reporting financial results for its fiscal quarter ended November 30, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01  Other Events

As previously announced, the Company will host an Investor Conference Call with live webcast on Tuesday, January 17, 2012, at 2:00 p.m. Eastern time/12:00 p.m. Mountain time.  Officers of the Company will discuss recent developments and strategic plans for 2012.  Individuals interested in participating in the conference call may do so by visiting the Investor Relations section of the Company's web site at www.BSDMedical.com or by dialing 877-941-6009 from the United States, or 480-629-9645 from outside the United States, and referencing conference ID 4499888.  The Company requests that participants RSVP for the conference call by emailing aomalley@finprofiles.com before 4:00 p.m. Eastern time on Friday, January 13, 2012.

A telephone replay will be available through January 24, 2012, by dialing 800-406-7325 from the United States, or 303-590-3030 from outside the United States, and entering conference ID 4499888. A webcast replay will be available for 90 days.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 10, 2012 regarding financial results for the fiscal quarter ended November 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: January 10, 2012
	By:	/s/ Dennis P. Gauger
	Name:	Dennis P. Gauger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 10, 2012 regarding financial results for the fiscal quarter ended November 30, 2011